UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 8, 2012
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

304 Inverness Way South, Suite 365 Englewood, CO 80112 (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (303) 597-8737

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Since March of 2012, the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Texas Rare Earth Resources Corp. (the “Company”), which is composed entirely of independent directors, with the assistance of independent special counsel to the Committee, has been conducting an internal review and investigation of certain matters of corporate governance and compliance with federal securities laws (the “Internal Review”).

As a result of the recent report of the independent counsel on such counsel’s findings of the Internal Review and a further review of the recommendations of independent counsel by the Committee and the Board, at the direction of the Board, the Company contacted the Securities and Exchange Commission (the “SEC”) on June 8, 2012, to report the Company’s findings of potential federal securities law violations concerning two directors of the Company.

Among other matters the Internal Review identified certain statements by Mr. Daniel Gorski and Mr. Anthony Marchese, directors of the Company, made in certain investor presentations and investor materials in late 2010 and 2011 regarding the gross in-situ value of rare earth minerals contained in the rhyolite host rock at the Company’s Round Top Project exceeding $100 billion and certain statements made during an investor presentation by Mr. Marchese in early 2011 regarding the rhyolite host rock deposit at the Round Top Project being much larger than 1.6 billion tons.  Upon review by the Board, the projections and estimates regarding gross in-situ value and gross tonnage of host rock at the Round Top Project do not appear to have been made in conformity with Company’s best industry standards approach to releasing information regarding its mineral projects and, in that context, did not have sufficient technical justification.  These statements regarding projections and estimates regarding gross in-situ value and gross tonnage of host rock at the Round Top Project, or similar statements made by third-parties, do not reflect the view of current management of the Company or the Board and should not be relied upon by investors.

The Company anticipates releasing later this month a Preliminary Economic Assessment (the “PEA”) on the Round Top Project prepared by Gustavson Associates of Denver, Colorado.  The PEA will detail the preliminary, estimated economic value of the rare earth minerals and the estimated size of the rhyolite host rock contained at the Round Top Project.

On the basis of the above-referenced statements and the recommendation of independent counsel, the Board has requested that Messrs. Gorski and Marchese resign from the Board, which has not occurred to date.

The implementation of the other recommendations of independent counsel for the Internal Review is on-going and the Company has agreed to report back to the SEC promptly as the Board and management of the Company work to implement such recommendations and undertake such other actions as the Board deems necessary and appropriate to address the potential violations of federal securities laws in the best interests of the Company and its shareholders.

While certain aspects of the Internal Review are ongoing, the conduct reported to the SEC to date does not involve any current officers of the Company.  Further, the conduct under review has no effect on the financial reports of the Company, including the financial statements contained in the Company’s most recently submitted annual report on Form 10-K, as filed on November 22, 2011, and quarterly report on Form 10-Q, as filed on April 16, 2012.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended. The implementation of the recommendations of independent counsel, the potential of reporting back to the SEC regarding such implementation of recommendations, the potential for other actions to be taken to address the potential violations of federal securities laws and the anticipated release of the PEA are forward-looking statements. When used in this report, the words “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty in relation to the developing nature of the Internal Review and the Company’s discussions with the SEC, uncertainty regarding the Company’s work towards implementing the recommendations of independent counsel and taking other actions to address any potential violations, risks and uncertainty regarding the completion and release of the PEA and the contents of the PEA, as well as those factors discussed under the heading “Risk Factors” in the Company’s quarterly report on Form 10-Q as filed on April 16, 2012 and the Company’s latest annual report on Form 10-K as filed on November 22, 2011 and other documents filed with the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward- looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: June 12, 2012	By:	/s/ K. Marc LeVier
K. Marc LeVier Chief Executive Officer